SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2023

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Investor Call

On April 4, 2023, we, Air Industries Group (the “Company”), held a conference call for investors to discuss preliminary, unaudited financial results for the three and twelve months ended December 31, 2022. The call was conducted by Lou Melluzzo, Chief Executive Officer, and Michael Recca, Chief Financial Officer.

The Company advised that in 2022 its prior independent public accounting firm merged into a much larger firm. The delay in filing the Company’s 10-K was largely the result of the Company needing to adjust to new additional testing procedures requested by its new auditors, in particular, policy and procedures related to the valuation of the Company’s inventory. Because the Company’s audit is not yet completed, any financial results discussed in the call or set forth below are subject to change.

The Company further advised that consolidated net sales were approximately $13.9 million for the fourth quarter and $53.2 million for calendar-year 2022, representing a decrease of approximately 9.7% from the fourth quarter of 2021 and calendar year 2021, respectively. Shipments for the fourth quarter and full year of 2022 were adversely impacted by supply chain disruptions, in particular raw material for one product. The late arrival of raw material during 2022 delayed the delivery of more than $8 million of products which were the subject of confirmed purchase orders. As a result, products that should have been delivered to customers in 2022 are now delayed until the second and third quarter of 2023. While supply chain conditions have improved, problems in obtaining raw materials for certain products remain and the Company is actively working with customers to seek alternate sources of supply. Nevertheless, the Company’s ability to meet its revenue targets for 2023 is dependent upon its ability to work with its customers to obtain necessary raw materials to enable it to fulfill orders which are already in place.

Operating results for 2022 were also impacted by losses incurred on a specific product. As a result of cost underestimations and the impact of inflation the contract for this product became unprofitable. In addition to losses recognized on product shipped during 2022, the Company will continue to incur losses as it completes the contract by making deliveries in 2023. Because the unprofitable nature of the contract became known in 2022, the Company estimated the loss to be incurred in 2023 and accrued for this amount in 2022. The total of recognized losses in 2022 and anticipated losses to be incurred in 2023 is approximately $800,000. Because the entire loss was booked in 2022, the Company’s 2023 results will not be materially reduced as a result of this contract.

The Company further advised that its liquidity remains strong, as it has substantial availability on its credit lines. It also noted that it continues to maintain the required Fixed Charge Coverage Ratio, the only financial covenant in its credit agreement with Webster Bank. While the Company’s fixed charge coverage ratio has declined recently due in part to its poor operating results and to higher interest rates caused by the policies of the Federal Reserve, it believes it will continue to meet the covenant for the immediate future.

Although management is disappointed in the Company’s operating results in 2022, it did achieve some important business wins during the year. During 2022 the Company made an inroad into the nuclear submarine components market. The Company has been targeting the nuclear submarine market for some years now. This initiative is reflective of one of its major growth strategies – to expand its product portfolio beyond the aerospace platforms it currently serves to include non-aerospace components. The nuclear submarine industry is rapidly expanding to meet what is projected to be a 50% increase in demand from the Navy and management sees substantial opportunity for suppliers such as Air Industries that can deliver to the ultra-high quality standards required. The Company recently won contracts for two parts, valves, from suppliers to Electric Boat, one of the two US submarine builders, and management is optimistic that successful execution on these projects will lead to larger and more significant opportunities.

The Company concluded by noting that it is experiencing a significant increase in sales activity resulting from its business development efforts as activity levels in the aerospace industry improve. The positive impact can be seen in the pick-up in new business bookings at both its Long Island and Connecticut subsidiaries in recent months. Recent accomplishments in winning increased or new business during 2022 included:

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As part of the effort to transition its Sterling Engineering unit to long term agreements to realize the potential of this subsidiary:

o	A $6 million “Life of the Program Extension” LTA for Turbine Exhaust Case components for the PW-4000 jet engine, used on many Airbus and Boeing commercial aircraft.

o	A new $2.8 million order for engine components for the popular F404 jet engine.

o	A new contract from a long-established customer for a Support Nozzle used in high pressure turbine engines that generate onboard electric power on large ships.

Important contract wins during 2022 awarded to the Company’s Long Island-based subsidiary, Air Industries Machining Corp., which the Company previously announced included:

-	A $12.4 million contract award to produce complete Main and Nose landing gear and ancillary components for the US Navy’s E-2D Advanced Hawkeye airborne early warning aircraft. The contract is expected to be completed in 2024. The Company has been making landing gear for the E2-D for many, many years.

-	A total of twelve LTAs for the Blackhawk helicopter, with a combined estimated value of over $30 million. The Blackhawk has been a mainstay of the Company’s business for many years. Based on the current timeline, the Bell “Valor,” the helicopter selected by the US Army as the future replacement for the Blackhawk is not projected to begin initial low-rate production until 2030, seven years from today. Over the next five-years Blackhawk production is forecast to total over 500 new aircraft. Beyond producing product for new production, there will be continuing opportunity in after-market sales. The “fleet” of Blackhawks operating both in the US and in foreign countries is estimated at some 4,000 aircraft. Because they have more moving parts than a fixed wing aircraft, helicopters require more maintenance and replacement of parts. Management estimates that 50% of the Company’s current Blackhawk business is aftermarket. With 4,000 aircraft in operation, there is considerable long-term opportunity.

-	A $5.2 million Long-Term Agreement for Chaff Pods for the CH-53K heavy lift helicopter, a program that is just now entering “full rate production.” Each CH-53K is four or five times the cost of a Blackhawk. Deliveries of nearly 100 aircraft over the next five years are expected and the armed services – principally the Marine Corps is pressuring to increase this rate.

-	Beyond the LTA for the CH-53K, the Company’s Sterling subsidiary is currently producing, under single purchase orders, two “first article” products, and is expecting a purchase order for a third product. The Company is hopeful that these purchase orders will lead to larger LTA’s in the near future.

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Availability of the Investor Call

An audio recording and transcript of the investor call discussed above are available on the Company’s website.

Forward Looking Statements

Certain matters discussed in this report are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, revenues, earnings, EBITDA and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, availability of raw materials, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2023

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca

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